UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):
April 1, 2015

Rosetta Stone Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-34283	043837082
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1919 North Lynn St., 7th Fl., Arlington, Virginia 22209
(Address of principal executive offices, including zip code)

703-387-5800
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On April 1, 2015, Rosetta Stone Ltd. (the "Company"), a wholly-owned subsidiary of Rosetta Stone Inc., and Eric Ludwig, its former Senior Vice President, Consumer ("Executive"), entered into an Agreement and General Release, pursuant to which the Company agreed to provide severance benefits and to pay Executive those amounts set forth in Section 6(a) (the "Severance Payments") of the Executive Employment Agreement effective as of January 1, 2014 between the Company and Executive, in consideration of Executive's signing a legal release of claims and fulfilling other obligations as described in the Executive Employment Agreement. The Severance Payments comprise (i) a lump sum payment in cash equal to 12 months of the Executive's annual base salary, (ii) a lump sum payment in cash equal to 12 months of premium payments for basic life insurance coverage calculated as in effect immediately prior to the termination date, (iii) the pro rata portion, if any, of Executive's annual bonus earned up until his termination date in accordance with the terms of the then-current Company bonus policy, and (iv) up to 12 months of payments of the Executive's COBRA health benefits premiums, if the Executive timely elects to continue coverage of his COBRA health benefits. The Executive Employment Agreement was filed as an Exhibit to the Company's Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission on March 16, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:       April 3, 2015

ROSETTA STONE INC.
By:	/s/ Sonia G. Cudd
	Name:	Sonia G. Cudd
	Title:	General Counsel and Secretary